SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 27, 2002


                         PRG-SCHULTZ INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)

                        Commission File Number 000-28000


            Georgia                                        58-2213805
(State or other jurisdiction of                (IRS Employer Identification No.)
         incorporation)



     2300 Windy Ridge Parkway
         Suite 100 North
        Atlanta, Georgia                                   30339-8426
(Address of principal executive offices)                   (Zip Code)




        Registrant's telephone number including area code (770) 779-3900




          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

On August 27, 2002, PRG-Schultz International, Inc. ("PRG-Schultz") announced that Howard Schultz, Andrew Schultz and certain of their affiliates (collectively referred to herein as the "Schultz holders") completed the sale of approximately $75.7 million, or approximately 8.68 million shares, of PRG-Schultz common stock to certain affiliates of Berkshire Partners LLC ("Berkshire") and Blum Capital Partners LP ("Blum"), and completed certain related transactions. PRG-Schultz announced that these parties had entered into agreements to this effect in its press release dated August 19, 2002, which press release was also filed as Exhibit 99.2 to PRG-Schultz's Form 8-K filed on August 19, 2002 with the Securities and Exchange Commission. Effective with the closing of the transactions, Howard Schultz has resigned as chairman of the board of PRG-Schultz, but remains as a director. Andrew Schultz and Nate Levine have also resigned as directors. John M. Cook has been elected as the new chairman of the board of PRG-Schultz, and the size of the board has been reduced from 13 to 11.






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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           PRG-SCHULTZ INTERNATIONAL, INC.



Date: August 27, 2002      By:/s/  Clinton McKellar, Jr.
                              --------------------------------------------------
                                   Clinton McKellar, Jr., Senior Vice President,
                                   General Counsel and Secretary




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